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                                                                    EXHIBIT 21.1

            GLOBAL IMAGING SYSTEMS, INC. AND ADDITIONAL REGISTRANTS
                       Direct and Indirect Subsidiaries
                       --------------------------------

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                                                            ADDITIONAL NAME(S) UNDER WHICH
                                                                     SUBSIDIARY                    JURISDICTION OF
                         NAME                                      DOES BUSINESS                    ORGANIZATION
                         -----                                     -------------                    ------------
American Photocopy Equipment Company of Pittsburgh              AMCOM Office Systems                  Delaware

Berney, Inc. and its subsidiary:                                                                       Alabama
    Southern Copy Systems, Inc.                                                                        Alabama

Capitol Office Solutions, Inc. and its subsidiaries:                                                  Delaware
    Capitol Copy Products, Inc.                                                                       Delaware
    COS Financial, Inc.                                                                               Maryland

Carr Business Machines of Great Neck Inc.                      Carr Business Systems                  New York

Connecticut Business Systems, Inc.                                                                   Connecticut

Conway Office Products, Inc. and its subsidiaries:                                                  New Hampshire
    Business Equipment Unlimited                                                                        Maine
    Cameron Office Products, Inc.                                                                   Massachusetts
    Eastern Copy Products, Inc.                                                                       New York

Copy Service and Supply, Inc.                                                                      North Carolina

Distinctive Business Products, Inc.                                                                   Illinois

Duplicating Specialties, Inc.                                        Copytronix                        Oregon
                                                              Henderson's Office Systems

Electronic Systems, Inc. and its subsidiary:                                                          Virginia
    Electronic Systems of Richmond, Inc.                                                              Virginia

Felco Office Systems, Inc.                                    Dahill Industries, Inc.                   Texas

Global Imaging Finance Company                                                                        Delaware

Global Imaging Operations, Inc.                                                                       Delaware
(a subsidiary of Global, American Photocopy Equipment
 Company of Pittsburgh, Berney, Conway, Felco and
 Southern Business Communications)

Quality Business Systems, Inc.                                                                       Washington

Southern Business Communications, Inc. and its subsidiaries:                                          Georgia
    ProView, Inc.                                                                                  North Carolina
    Centre Business Products, Inc.                                                                  Pennsylvania
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